EXECUTION COPY

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of December 19, 2001 (this "Agreement"), among the persons and other entities set forth in Schedule A (each a "Shareholder Party"), Hawaiian Airlines, Inc., a Hawaii corporation ("B"), and TurnWorks Acquisition III, Inc., a Delaware corporation to be renamed Aloha Holdings, Inc. upon consummation of the merger transactions described below (the "Company").

                                    RECITALS

         WHEREAS, concurrently with the execution and delivery of this Agreement, Aloha Airgroup, Inc., a Hawaii corporation ("A"), B, the Company and TurnWorks, Inc., a Texas corporation ("TW"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for (i) the merger of A with and into Newco A Sub (as defined in the Merger Agreement), with Newco A Sub as the surviving corporation, and (ii) the merger of B with and into Newco B LLC (as defined in the Merger Agreement) (or, if any Drop-Down Condition (as defined in the Merger Agreement) is satisfied, the Company), with Newco B LLC (or, if any Drop-Down Condition is satisfied, the Company) as the surviving corporation (such mergers, collectively, the "Merger");

         WHEREAS, Airline Investors Partnership, L.P. ("C"), which beneficially owns shares of capital stock of B representing in excess of 53% of the votes entitled to be cast at the B Stockholders' Meeting (as defined below), has entered into a Voting Agreement for the benefit of A and the Company (the "C Voting Agreement ") pursuant to which C has committed, inter alia, on the terms set forth in the C Voting Agreement, to vote its shares of capital stock of B at the B Stockholders' Meeting in favor of the adoption and approval of the Merger Agreement and the ancillary agreements and the transactions contemplated thereby;

         WHEREAS, it is a condition to the execution of the Merger Agreement that the parties hereto enter into this Agreement; and

         WHEREAS, as of the date hereof, each Shareholder Party is the Beneficial Owner (as defined below) of the shares of (i) Class A Common Stock, par value $1.00 per share, of A, (ii) Class B Common Stock, par value $1.00 per share, of A and (iii) the shares of Series B 7% Convertible Cumulative Participating Preferred Stock, par value $.01 per share, of A (collectively, the "Shares") set forth opposite such Shareholder Party's name in Schedule A (together with such additional Shares, as they become Beneficially Owned by such Shareholder Party after the date hereof, such Shareholder Party's "Owned Shares").

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

         SECTION 1. Certain Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

"A" shall have the meaning set forth in the recitals.

         "Affiliate" shall have the meaning set forth in Section 10.03(a) of the Merger Agreement, except that, for purposes of this Agreement, with respect to any Shareholder Party, "Affiliate" shall not include A or any of the persons that are directly or indirectly controlled or employed by A.

         "Agreement" shall have the meaning set forth in the opening paragraph.

         "ancillary agreements" has the meaning set forth in the Merger
Agreement.

         "B" shall have the meaning set forth in the opening paragraph.

         "Beneficially Owned" or "Beneficial Ownership " shall have the meaning given to such term in Rule 13d-3 under the Exchange Act. Securities Beneficially Owned by a person shall include all securities Beneficially Owned by Affiliates of such person and all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

         "Beneficial Owner" shall mean, with respect to any securities, a person who has Beneficial Ownership of such securities.

         "Charter Documents" means the Articles of Incorporation and the Bylaws of A, as in effect as of the date hereof.

         "Company" shall have the meaning set forth in the opening paragraph.

         "Merger" shall have the meaning set forth in the recitals.

         "Merger Agreement" shall have the meaning set forth in the recitals.

         "Owned Shares" shall have the meaning set forth in the recitals.

         "Shareholder Party" shall have the meaning set forth in the opening paragraph.

         "Shares" shall have the meaning set forth in the recitals.

         "Transfer" shall mean, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

         "TW" shall have the meaning set forth in the recitals.

         SECTION 2. No Disposition or Solicitation. (a) Each Shareholder Party undertakes that, except as contemplated by this Agreement or the Merger Agreement, such Shareholder Party and its Affiliates shall not (i) Transfer or agree to Transfer any Owned Shares or (ii) grant or agree to grant any proxy or power-of-attorney with respect to any Owned Shares.

         (b) Each Shareholder Party undertakes that, except as contemplated by
Section 9, such Shareholder Party and its Affiliates shall not directly or indirectly solicit, initiate, or knowingly encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any person relating to, or otherwise facilitate, any Takeover Proposal.

         (c) Each Shareholder Party undertakes that, except as contemplated by
Section 9, or as required by applicable Law or stock exchange rule, neither such Shareholder Party nor any of such Shareholder Party's Affiliates shall make any press release, public announcement or other communication to any party (other than A, the parties hereto and their respective Affiliates) with respect to the business or affairs of any of the parties to the Merger Agreement or the ancillary agreements or their respective Affiliates, including this Agreement, the Merger Agreement and the other ancillary agreements and the transactions contemplated hereby and thereby, without the prior written consent of B and the Company.

         SECTION 3. Stockholder Vote. Without limiting the generality of the other obligations of the Shareholder Parties hereunder, each Shareholder Party undertakes that (a) at such time as A conducts a meeting of, or otherwise seeks a vote or consent of, its stockholders for the purpose of approving and adopting the Merger Agreement and the Merger or any of the ancillary agreements or the transactions contemplated thereby, such Shareholder Party and its Affiliates shall vote, or provide a consent with respect to, all then-outstanding Shares Beneficially Owned by such Shareholder Party in favor of the Merger Agreement and the Merger and the ancillary agreements and the transactions contemplated thereby and (b) such Shareholder Party and its Affiliates shall (at each meeting of stockholders and in connection with each consent solicitation) vote all then-outstanding Shares Beneficially Owned by such Shareholder Party against, and not provide consents to, (i) any and all Takeover Proposals, (ii) any and all actions that would delay, prevent or frustrate the transactions contemplated by the Merger Agreement, the ancillary agreements or this Agreement or the satisfaction of any of the conditions set forth in Article VIII of the Merger Agreement and (iii) any and all actions that would or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of A under the Merger Agreement. Without limiting the foregoing, it is understood that the obligations under this Section 3 shall not be affected by any recommendation or position of A's Board of Directors.

         SECTION 4. Reasonable Efforts to Cooperate. (a) Except as contemplated by Section 9, each Shareholder Party will, without further consideration, (i) use all reasonable efforts to cooperate with the parties to the Merger Agreement and the ancillary agreements in connection with the transactions contemplated by the Merger Agreement and the ancillary agreements, (ii) promptly execute and deliver such additional documents and take such reasonable actions as are necessary or appropriate to consummate such transactions and (iii) promptly provide any information reasonably requested by the parties to the Merger Agreement and the ancillary agreements for any regulatory application or filing made or approval sought in connection with such transactions (including filings with the SEC or any other Governmental Authority).

         (b) Each Shareholder Party hereby consents to the publication and disclosure in the Registration Statement and the Joint Proxy Statement/Prospectus (and, as and to the extent otherwise required by the Securities Act, the Exchange Act, the rules and regulations of AMEX and the PSE or Governmental Authorities, any other documents or communications provided by A, B or the Company to any Governmental Authority or to securityholders of B or A) such Shareholder Party's identity and Beneficial Ownership of the Owned Shares and the nature of such Shareholder Party's commitments, arrangements and understandings under and relating to this Agreement.

         (c) Each Shareholder Party agrees that, prior to the Effective Time, it: (i) will enter into, together with the other Shareholder Parties, a voting trust agreement for the benefit of all such Shareholder Parties (and all other Beneficial Owners of Shares that are Affiliates or relatives or Affiliates of relatives of any such Shareholder Party) (the "A Voting Trust"), which voting trust agreement will (A) require all of the beneficiaries thereto to deposit all of the Shares Beneficially Owned by such beneficiaries with the voting trustees of the A Voting Trust (the "A Voting Trustees") for the purpose of (1) vesting in the A Voting Trustees the right to vote thereon for the term of the A Voting Trust Agreement and (2) appointing the A Voting Trustees as their true and lawful agents and attorneys-in-fact to execute and deliver on their behalf, and perform certain of their obligations under, certain agreements, including (without limitation) the Stockholders Agreement and the Registration Rights Agreement and (B) authorize and require the A Voting Trustees to execute and deliver, prior to the Effective Time, the Stockholders Agreement and the Registration Rights Agreement; (ii) will take all other action necessary to cause the A Voting Trustees to execute and deliver, prior to the Effective Time, the Stockholders Agreement and the Registration Rights Agreement; (iii) will comply with all of its obligations under the Stock Purchase Agreements referred to in Sections 2.01(a)(ii) and 2.01(a)(iii) of the Merger Agreement; and (iv) will perform its obligations under the Stockholder Assumption Agreement dated as of the date hereof among Aloha Securities & Investment Company, Sheridan Ing Partners Hawaii and the CEO and CFO of A, and will cause each of the stockholders named in such agreement to perform their respective obligations thereunder, in each case subject to the terms and conditions thereof.

         (d) Each Shareholder Party agrees that it will comply in a timely manner with Section 1.04 of the Merger Agreement.

         SECTION 5. Waiver of Appraisal and Dissent Rights. Without limiting the generality of the other obligations of the Shareholder Parties hereunder, each Shareholder Party hereby waives and agrees not to assert, and agrees to cause its Affiliates to waive and not to assert, any rights of appraisal or rights of dissent in connection with the Merger that such Shareholder Party or its Affiliates may have.

         SECTION 6. Irrevocable Proxy. (a) In furtherance of the agreements contained in Section 3 of this Agreement, each Shareholder Party hereby irrevocably grants to, and appoints, the Chief Executive Officer of the Company, and any individual who shall hereafter succeed to any such office of the Company, as such Shareholder Party's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder Party, to vote all Shares Beneficially Owned by such Shareholder Party that are outstanding from time to time, to grant or withhold a consent or approval in respect of such Shares and to execute and deliver a proxy to vote such Shares, in each case in the manner specified in Section 3.

         (b) Each Shareholder Party represents and warrants, severally but not jointly, to the Company and B that all proxies heretofore given in respect of such Shareholder Party's Owned Shares are not irrevocable and that all such proxies have been properly revoked or are no longer in effect as of the date hereof.

         (c) Each Shareholder Party hereby affirms that the irrevocable proxy set forth in this Section 6 is given by such Shareholder Party in connection with, and in consideration of, the execution of the Merger Agreement by the Company and B, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder Party under this Agreement. Each Shareholder Party hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Shareholder Party hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

         (d) Notwithstanding anything to the contrary set forth in this Section 6, the proxy granted in this Section 6 shall remain valid only until this Agreement terminates pursuant to Section 8 hereof.

         SECTION 7. Representations and Warranties of Shareholder Parties. Each Shareholder Party represents and warrants, severally but not jointly, to each of B and the Company as follows:

         (a) Such Shareholder Party has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform its obligations hereunder. In the case of each Shareholder Party that is not a natural person, the execution, delivery and performance of this Agreement by such Shareholder Party and the consummation by such Shareholder Party of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder Party and no further proceedings or actions on the part of such Shareholder Party are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         (b) This Agreement has been duly and validly executed and delivered by such Shareholder Party and constitutes the valid and binding agreement of such Shareholder Party, enforceable against such Shareholder Party in accordance with its terms.

         (c) Except as set forth on Schedule A, such Shareholder Party, together with its Affiliates, is the sole Beneficial Owner of such Shareholder Party's Owned Shares. Such Shareholder Party has good title to and legal and beneficial ownership of (which may include holding in nominee or "street" name) all of such Shareholder Party's outstanding Owned Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests (other than as created by this Agreement, the Charter Documents, the Stockholders Agreement and the restrictions on Transfer under applicable Laws). The Owned Shares listed in Schedule A constitute all of the capital stock of A Beneficially Owned by such Shareholder Party.

         (d) The execution and delivery of this Agreement by such Shareholder Party does not and the performance of this Agreement by such Shareholder Party will not (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under any mortgage, bond, indenture, agreement, instrument or obligation to which such Shareholder Party or any of its Affiliates is a party or by which such Shareholder Party, any of its Affiliates or any of their respective properties (including the Owned Shares) is bound (or, in the case of each Shareholder Party or Affiliate thereof that is not a natural person, such Shareholder Party's or Affiliates' constituent documents), (ii) violate any Law or Order of any Governmental Authority that is binding on such Shareholder Party, any of its Affiliates or any of their respective properties.

         (e) Such Shareholder Party understands and acknowledges that B and the Company are entering into the Merger Agreement in reliance upon such Shareholder Party's execution, delivery and performance of this Agreement.

         (f) All the Owned Shares are covered by the proxies granted in Section 6 and they represent at least 80% of the Shares entitled to vote at the A Stockholders' Meeting.

         SECTION 8. Termination. This Agreement shall terminate, with respect to the applicable Shareholder Party, upon the earliest of (a) the date on which all Shares Beneficially Owned by such Shareholder Party have been acquired by the Company, (b) the Effective Time and (c) the 30th day following the day on which the Merger Agreement is terminated. Any such termination shall be without prejudice to liabilities arising hereunder before such termination.

         SECTION 9. Shareholder Capacity. Notwithstanding anything herein to the contrary: (a) no Shareholder Party who is or becomes, or whose Affiliate is or becomes, during the term hereof, a director or officer of A makes any representation, warranty, undertaking or agreement herein in his or her capacity as such a director or officer or with respect to such Affiliate's capacity as such a director or officer and (b) each Shareholder Party has entered into this Agreement solely in such Shareholder Party's capacity as the Beneficial Owner of Shares and nothing herein shall limit or affect any actions taken or omitted to be taken at any time by any Shareholder Party or any such Affiliate in his or her capacity as an officer or director of A.

         SECTION 10. Miscellaneous.

         (a) Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The rights and obligations under this Agreement shall not be transferred by any party without the prior written consent of the other parties.

         (b) Expenses. Subject to the terms of the Expense Payment Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         (c) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and TW and their respective successors, executors, administrators, heirs and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         (d) Amendment. This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that B and the Company may waive compliance by any Shareholder Party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by B and the Company.

         (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing or by facsimile transmission with confirmation of receipt, as follows:

         if to a Shareholder Party:

                Han H. Ching
                c/o Aloha Securities & Investment Company
                Davies Pacific Center
                Suite 940
                84 Bishop Street
                Honolulu, HI 96813
                Telecopier No.: (808) 523-5600
                Attention: Han H. Ching

         with copies to:

                Shearman & Sterling
                Commerce Court West
                199 Bay Street, Suite 4405
                Toronto, Ontario M5L 1E8
                Canada
                Telecopier No.: (416) 360-2958
                Attention: Brice T. Voran, Esq.

         if to B:

                Hawaiian Airlines, Inc.
                3375 Koapaka Street, Suite G350
                Honolulu, HI 96819-1869
                Telecopier No.: (808) 835-3690
                Attention: General Counsel

         with copies to:

                Goodsill Anderson Quinn & Stifel
                1099 Alakea Street, Suite 1800
                Honolulu, HI 96813
                Telecopier No.: (808) 547-5880
                Attn: David Reber, Esq.

        and to:

                Cleary, Gottlieb, Steen & Hamilton
                One Liberty Plaza
                New York, New York 10006
                Telecopier No.: (212) 225-3999
                Attention: Michael Ryan, Esq. and Ethan Klingsberg, Esq.

        if to the Company:

                TurnWorks Acquisition III, Inc.
                1330 Lake Robbins Dr.
                Suite 205
                The Woodlands, TX 77380
                Telecopier No.: (281) 363-2097
                Attention: President

        with copies to:

                Cleary, Gottlieb, Steen & Hamilton
                One Liberty Plaza
                New York, New York 10006
                Telecopier No.: (212) 225-3999
                Attention: Michael Ryan, Esq. and Ethan Klingsberg, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (f) Validity. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         (g) Remedies. Each Shareholder Party acknowledges and agrees that in the event of any breach of this Agreement, B and the Company would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that (a) each Shareholder Party will waive, in any action for specific performance, the defense of adequacy of a remedy at Law and (b) B and the Company shall each be entitled, in addition to any other remedy to which it may be entitled at Law or in equity, to compel specific performance of this Agreement. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (h) Governing Law; Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court located in the city of Wilmington if any dispute arises under this Agreement, the Merger Agreement, the ancillary agreements or any transaction contemplated hereby or thereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit or proceeding relating to this Agreement, the Merger Agreement, the ancillary agreements or any transaction contemplated hereby or thereby in any court other than any such court, (iv) waives any right to trial by jury with respect to any action; suit or proceeding related to or arising out of this Agreement, the Merger Agreement, the ancillary agreements or any transaction contemplated hereby or thereby, (v) waives any objection to the laying of venue of any action, suit or proceeding arising out this Agreement, the Merger Agreement, the ancillary agreements or any transaction contemplated hereby or thereby in any such court, (vi) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (vii) agrees that a final judgment in any such action, suit or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

         (i) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

                                HAWAIIAN AIRLINES, INC.

                                By
                                   ---------------------------------------
                                   Name:  Paul J. Casey
                                   Title: Vice Chairman and Chief
                                          Executive Officer

                                By
                                   ---------------------------------------
                                   Name:  Christine R. Deister
                                   Title: Executive Vice President and
                                          Chief Financial Officer

                                TURNWORKS ACQUISITION III, INC.

                                By
                                   ---------------------------------------
                                   Name:  Gregory D. Brenneman
                                   Title: President

                                ALOHA SECURITIES & INVESTMENT
                                COMPANY, a Hawaii limited partnership,
                                by its General Partner:

                                ALOHA INVESTMENT COMPANY,
                                INC., a Hawaii corporation

                                By
                                   ---------------------------------------
                                   Name:
                                   Title:

                                ------------------------------------------
                                HAN P. CHING

A Voting Agreement

                                HAN PING CHING, Trustee of the Trust Agreement dated September 21, 1983, Han Ping Ching, Settlor (also known as Han Ping Ching, Trustee Under Agreement of Trust Made by Han Ping Ching dated 9/21/83, and Han P. Ching Trustee Under Agreement of Trust Made by Han P. Ching dated 9/21/83)


                                Han Ping Ching, Han Hsin Ching and Earl Ming-To Ching, Co-Trustees of the Han Ping Ching Gift Trust dated March 6, 1992, Hung Wo Ching, Settlor (also known as the Han Ping Ching 1992 Gift Trust Agreement dated 3/6/92):


                                ------------------------------------------
                                HAN PING CHING, Trustee


                                ------------------------------------------
                                HAN HSIN CHING, Trustee


                                ------------------------------------------
                                EARL MING-TO CHING, Trustee


                                Han Ping Ching and Han Hsin Ching, Co- Trustees of the Elizabeth Lau Ching Trust dated July, 10, 1986, as amended:


                                ------------------------------------------
                                HAN PING CHING, Trustee


                                ------------------------------------------
                                HAN HSIN CHING, Trustee

A Voting Agreement

                                Han Hsin Ching and Han Ping Ching, Co-
                                Trustees of the Non-Exempt Marital Trust created pursuant to the Hung Wo Ching Trust dated May 1, 1978, as amended (also known as Han Hsin Ching & Han Ping Ching as trustees of the Nonexempt Marital Trust under the Hung Wo Ching Trust dated 5/1/78 or successors in interest):


                                ------------------------------------------
                                HAN HSIN CHING, Trustee


                                ------------------------------------------
                                HAN PING CHING, Trustee


                                ------------------------------------------
                                HAN P. CHING, Joint Tenant with
                                Meredith J. Ching


                                ------------------------------------------
                                MEREDITH J. CHING, Joint Tenant with
                                Han P. Ching


                                ------------------------------------------
                                HAN H. CHING, Custodian for Randall
                                K.H. Ching under the Hawaii Uniform
                                Transfers to Minors Act


                                ------------------------------------------
                                HAN H. CHING, Custodian for Shelli M.L.
                                Ching under the Hawaii Uniform Transfers to Minors Act

A Voting Agreement

                                ------------------------------------------
                                HAN H. CHING, Custodian for Laura M.C.
                                Ching under the Hawaii Uniform Transfers to
                                Minors Act


                                ------------------------------------------
                                HAN H. CHING, Joint Tenant with Barbara
                                T. Ching


                                ------------------------------------------
                                BARBARA T. CHING, Joint Tenant with
                                Han H. Ching


                                ------------------------------------------
                                BARBARA T. CHING


                                ------------------------------------------
                                BARBARA T. CHING, Custodian for
                                Randall K.H. Ching under the Hawaii
                                Uniform Gifts to Minors Act and Hawaii
                                Uniform Transfers to Minors Act (also
                                known as Barbara T. Ching, Custodian for
                                Randall K.H. Ching under HUGMA)


                                ------------------------------------------
                                BARBARA T. CHING, Custodian for Shelli
                                M.L. Ching under the Hawaii Uniform Gifts to Minors Act and Hawaii Uniform
                                Transfers to Minors Act (also known as
                                Barbara T. Ching, Custodian for Shelli M.L.
                                Ching under HUGMA)

A Voting Agreement

                                ------------------------------------------
                                BARBARA T. CHING, Custodian for
                                Laura M.C. Ching under the Hawaii
                                Uniform Gifts to Minors Act and Hawaii
                                Uniform Transfers to Minors Act (also
                                known as Barbara T. Ching, Custodian for
                                Laura M.C. Ching under HUGMA)


                                ------------------------------------------
                                BARBARA T. CHING, Custodian for
                                Randall K.H. Ching under Hawaii Uniform
                                Transfers to Minors Act


                                ------------------------------------------
                                BARBARA T. CHING, Custodian for Shelli
                                M.L. Ching under the Hawaii Uniform
                                Transfers to Minors Act


                                ------------------------------------------
                                BARBARA T. CHING, Custodian for Laura
                                M.C. Ching under the Hawaii Uniform
                                Transfers to Minors Act


                                Earl Ming-To Ching, Eldon Ming-Te Ching and
                                Edric Ming-Kai Ching, Co-Trustees of the
                                Ching Perpetual Trust created on April 17,
                                1992 pursuant to the Myrna Lum Ching Trust dated February 27, 1985, Myrna Lum Ching, Settlor (also known as Earl Ming To Ching, Eldon Ming Te Ching and Edric Ming Kai Ching, Trustees of the Ching Perpetual Trust dated 4/17/92):


                                ------------------------------------------
                                EARL MING-TO CHING (also known as
                                Earl Ming To Ching), Trustee

A Voting Agreement

                                ------------------------------------------
                                ELDON MING-TE CHING (also known as
                                Eldon Ming Te Ching), Trustee


                                ------------------------------------------
                                EDRIC MING-KAI CHING (also known as
                                Edric Ming Kai Ching), Trustee


                                ------------------------------------------
                                EARL MING-TO CHING, Trustee of the
                                Earl Ming-To Ching Gift Trust dated
                                February 1, 1992, Myrna Lum Ching,
                                Settlor (also known as Earl Ming To Ching
                                Trustee Under Earl Ming To Ching Gift
                                Trust Dated 2/1/92, and Earl Ming-To
                                Ching, Trustee Under the Earl Ming-To
                                Ching Gift Trust Agreement dated 2/1/92)


                                ------------------------------------------
                                EARL MING-TO CHING, Trustee and
                                Settlor of the Revocable Living Trust
                                Agreement dated September 19, 1989, as
                                amended (also known as Earl Ming-To
                                Ching, Trustee of the Earl Ming-To Ching
                                Revocable Living Trust dated 9/19/89 as
                                amended, and Earl Ming-To Ching, Trustee
                                Under the Earl Ming-To Ching Revocable
                                Living Trust dated 9/19/89 as amended)


                                ------------------------------------------
                                EDRIC MING-KAI CHING, Trustee of the
                                Edric Ming-Kai Ching Gift Trust dated
                                February 1, 1992, Myrna Lum Ching,
                                Settlor (also known as Edric Ming Kai
                                Ching, Trustee of the Edric Ming Kai Ching
                                Gift Trust dated 2/1/92, and Edric Ming-Kai
                                Ching, Trustee Under the Edric Ming Kai
                                Ching Gift Trust Agreement dated 2/1/92)

A Voting Agreement

                                ------------------------------------------
                                EDRIC MING-KAI CHING, Trustee and
                                Settlor of the Revocable Living Trust
                                Agreement dated September 18, 1989, as
                                amended (also known as Edric Ming-Kai
                                Ching, Trustee of the Edric Ming-Kai Ching
                                Revocable Living Trust dated 9/19/89 as
                                amended)


                                ------------------------------------------
                                ELDON MING-TE CHING, Trustee of the
                                Eldon Ming-Te Ching Gift Trust dated
                                February 1, 1992, Myrna Lum Ching,
                                Settlor (also known as Eldon Ming Te
                                Ching, Trustee of the Eldon Ming Te Ching
                                Gift Trust dated 2/1/92, and Eldon Ming-Te
                                Ching, Trustee Under the Eldon Ming-Te
                                Ching Gift Trust Agreement dated 2/1/92)


                                ------------------------------------------
                                ELDON MING-TE CHING, Trustee and
                                Settlor of the Revocable Living Trust
                                Agreement dated September 18, 1989, as
                                amended (also known as Eldon Ming-Te
                                Ching, Trustee of the Eldon Ming-Te Ching
                                Revocable Living Trust dated 9/19/89 as
                                amended, and Eldon Ming-Te Ching,
                                Trustee Under the Eldon Ming-Te Ching
                                Revocable Living Trust dated 9/19/89 as
                                amended)


                                ------------------------------------------
                                Louise K. Y. Ing and First Hawaiian Bank,
                                Co-Trustees of the Marital Trust created pursuant to the Sheridan C.F. Ing Self Trusteed Trust dated May 21, 1987, Sheridan C. F. Ing, Settlor, as amended:


                                ------------------------------------------
                                LOUISE K.Y. ING, Trustee

A Voting Agreement

                                FIRST HAWAIIAN BANK, Trustee


                                By
                                  -----------------------------------------
                                  Name:
                                  Title:


                                Louise K. Y. Ing and First Hawaiian Bank,
                                Co-Trustees of the Family Trust created
                                pursuant to the Sheridan C.F. Ing Self
                                Trusteed Trust dated May 21, 1987, Sheridan
                                C. F. Ing, Settlor, as amended (also known as the Sheridan Ing Generation Skipping Trust):


                                -------------------------------------------
                                LOUISE K.Y. ING, Trustee


                                FIRST HAWAIIAN BANK, Trustee
                                By
                                  -----------------------------------------
                                  Name:
                                  Title:
A Voting Agreement

                                SCHEDULE A

                            SHAREHOLDER PARTIES
                            -------------------

                PARTY                    CLASS A        CLASS B      SERIES B
                -----                    COMMON         COMMON       PREFERRED
                                         SHARES         SHARES        SHARES
                                         ------         ------        ------
Aloha Securities & Investment           3,427,915
Company

Han P. Ching                                            25,025

Han Ping Ching, Trustee of the                          195,215         560
Trust Agreement dated September
21, 1983, Han Ping Ching, Settlor

Han Ping Ching, Han Hsin Ching                           68,250
and Earl Ming-To Ching, Co-
Trustees of the Han Ping Ching
1992 Gift Trust dated March 6,
1992, Hung Wo Ching, Settlor

Han Ping Ching and Han Hsin                              50,401
Ching, Co-Trustees of the
Elizabeth Lau Ching Trust dated
July 10, 1986, as amended

Han Hsin Ching and Han Ping                              83,382          41
Ching, Co-Trustees of the Non-
Exempt Marital Trust created
under the Hung Wo Ching Trust
dated May 1, 1978, as amended

Han P. Ching and Meredith J.                                            804
Ching, as Joint Tenants

Han H. Ching, Custodian for                                             110
Randall K.H. Ching under the
Hawaii Uniform Transfers to
Minors Act

Han H. Ching, Custodian for                                             110
Shelli M.L. Ching under the
Hawaii Uniform Transfers to
Minors Act

Han H. Ching, Custodian for                                             110
Laura M.C. Ching under the
Hawaii Uniform Transfers to
Minors Act

Han H. Ching and Barbara T.                             237,088         495
Ching, as Joint Tenants

Barbara T. Ching                                         76,141

                PARTY                    CLASS A        CLASS B      SERIES B
                -----                    COMMON         COMMON       PREFERRED
                                         SHARES         SHARES        SHARES
                                         ------         ------        ------
Barbara T. Ching, Custodian for                         111,085
Randall K.H. Ching under the
Hawaii Uniform Gifts to Minors
Act and Hawaii Uniform
Transfers to Minors Act

Barbara T. Ching, Custodian for                         111,085
Shelli M.L. Ching under the
Hawaii Uniform Gifts to Minors
Act and Hawaii Uniform
Transfers to Minors Act

Barbara T. Ching, Custodian for                         111,059
Laura M.C. Ching under the
Hawaii Uniform Gifts to Minors
Act and Hawaii Uniform
Transfers to Minors Act

Barbara T. Ching, Custodian for                                         212
Randall K.H. Ching under Hawaii
Uniform Transfers to Minors Act

Barbara T. Ching, Custodian for                                         212
Shelli M.L. Ching under the
Hawaii Uniform Transfers to
Minors Act

Barbara T. Ching, Custodian for                                         213
Laura M.C. Ching under the
Hawaii Uniform Transfers to
Minors Act

Earl Ming-To Ching, Eldon                               140,817
Ming-Te Ching, and Edric Ming-
Kai Ching, Co-Trustees of the
Ching Perpetual Trust created on
April 17, 1992 pursuant to the
Myrna Lum Ching Trust dated
February 27, 1985, Myrna Lum
Ching, Settlor

Earl Ming-To Ching, Trustee of                           37,626         114
the Earl Ming-To Ching Gift
Trust dated February 1, 1992,
Myrna Lum Ching, Settlor

Earl Ming-To Ching, Trustee and                         132,191         391
Settlor of the Revocable Living
Trust dated September 19, 1989,
as amended

                PARTY                    CLASS A        CLASS B      SERIES B
                -----                    COMMON         COMMON       PREFERRED
                                         SHARES         SHARES        SHARES
                                         ------         ------        ------
Edric Ming-Kai Ching, Trustee of                         37,633         114
the Edric Ming Kai Ching Gift
Trust dated February 1, 1992,
Myrna Lum Ching, Settlor

Edric Ming-Kai Ching, Trustee                           118,489         346
and Settlor of the Revocable
Living Trust dated September 18,
1989, as amended

Eldon Ming-Te Ching, Trustee of                          37,626         114
the Eldon Ming-Te Ching Gift
Trust dated February 1, 1992,
Myrna Lum Ching, Settlor

Eldon Ming-Te Ching, Trustee                            130,429         386
and Settlor of the Revocable
Living Trust dated September 18,
1989, as amended

Louise K. Y. Ing and First                              471,427     425,880
Hawaiian Bank, Co-Trustees of
the Marital Trust created pursuant
to the Sheridan C.F. Ing Self
Trusteed Trust dated May 21,
1987, Sheridan C.F. Ing, Settlor,
as amended

Louise K. Y. Ing and First                              270,270
Hawaiian Bank, Co-Trustees of
the Family Trust created pursuant
to the Sheridan C.F. Ing Self
Trusteed Trust dated May 21,
1987, Sheridan C.F. Ing, Settlor,
as amended

Total Number of Shares                3,899,342       2,399,692       4,332
Committed in Each Class

Total Number of Shares in Each        4,442,992       2,927,174       5,308
Class

Percentage of Shares Committed            87.8%           82.0%       81.6%
under Voting Agreement